Exhibit 3.7

CERTIFICATE OF FORMATION

OF

AMERICAN CABLE ENTERTAINMENT COMPANY, LLC

This Certificate of Formation of American Cable Entertainment Company, LLC (the “LLC”) has been duly executed and is being filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Act (6 Del. C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is American Cable Entertainment Company, LLC.

SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, Delaware 19805.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the 12th day of January, 1997.

By:	/s/ David N. Britsch
David N. Britsch
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 01/12/1998
981013540 - 2845473

January 12, 1997

Delaware Secretary of State

Division of Corporations

Townsend Building

Dover, DE 19903

To Whom It May Concern:

American Cable Entertainment Inc. hereby consents to use of the name American Cable Entertainment by American Cable Entertainment Company, LLC.

Very truly yours,

AMERICAN CABLE ENTERTAINMENT INC.

By:	/s/ Day Patterson
Day Patterson, Senior Vice President

AUG-31-99 TUE 15:57	CORPAMERICA INC	FAX NO. 3027365620	P. 03

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 08/19/1999
991346929 - 2845473

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

AMERICAN CABLE ENTERTAINMENT COMPANY, LLC

AMERICAN CABLE ENTERTAINMENT COMPANY, LLC, a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, DOES HEREBY CERTIFY:

1. Article 2 of the Certificate of Formation of the Limited Liability Company is hereby amended as follows:

The address of its registered office in the State of Delaware is 30 Old Rudnick Lane, Dover, DE 19901, County of Kent. The name of the registered agent at such address is CorpAmerica, Inc.

2. That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 18-202 of Title 6 of the Delaware Code.

IN WITNESS WHEREOF, said company has caused this Certificate to be signed by an authorized person this 12th day of August, 1999.

/s/ Marcy Lifton
Name:	Marcy Lifton
Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 07/18/2002
020459795 - 2845473

Certificate of Amendment to Certificate of Formation

of

AMERICAN CABLE ENTERTAINMENT COMPANY, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is American Cable Entertainment Company, LLC.

2. The certificate of formation of the limited liability company is hereby amended by striking out the statement relating to the limited liability company’s registered agent and registered office and by substituting in lieu thereof the following new statement:

“The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.”

Executed on July 11, 2002

/s/ Marcy A. Lifton
Marcy A. Lifton, Authorized Person

DE LL D-:CERTIFICATE OF AMENDMENT TO CHANGE REGISTERED AGENT/REGISTERED OFFICE 09/00 (DELLCCHG)